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                                                                      Exhibit 5

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111



                                                   October 18, 2000


Variagenics, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139

Ladies and Gentlemen:

         We have acted as counsel to Variagenics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of [4,604,203] shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), all of which may be purchased under the Company's Amended 1997 Employee, Director and Consultant Stock Option Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws, both as currently in effect; such other documents and records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and non-assessable shares of the Company's Common Stock.


                        BOSTON NEW YORK RESTON WASHINGTON


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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.


October 18, 2000
Page 2

         Our opinion is limited to the General Corporation Laws of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.


                                                       Very truly yours,

                                                /s/ Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.

                                                    Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.